UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2026

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (952) 888-8801
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2026, the Board of Directors (the “Board”) of The Toro Company (“TTC”) increased the number of directors constituting the Board from ten to eleven and elected David W. Huml to the Board and to the Audit Committee and Finance Committee of the Board, effective immediately, and serving in the class of directors with a term expiring at the 2027 annual meeting of stockholders of TTC.

In his capacity as a non-employee director, Mr. Huml will receive customary non-employee directors compensation pursuant to plans and policies applicable to non-employee members of the Board, as described in TTC’s definitive proxy statement for its most recent Annual Meeting of Stockholders held on March 17, 2026.

There are no arrangements or understandings between Mr. Huml and any other person pursuant to which he was selected as a director of TTC, and there have been no transactions since the beginning of TTC’s last fiscal year, or are currently proposed, regarding Mr. Huml that are required to be disclosed by Item 404(a) of Regulation S-K.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is the press release announcing the election of Mr. Huml to the Board.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated September 21, 2026 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: September 21, 2026	/s/ Joanna M. Totsky
Joanna M. Totsky
Vice President, General Counsel and Corporate Secretary